Exhibit 99.1

ROPER INDUSTRIES, INC.	2000 Incentive Plan
Incentive Stock Option Agreement

GRANTED TO	NUMBER OF OPTIONS	SHARES PER OPTION	EXERCISE PRICE PER SHARE

	GRANT DATE	EXPIRATION DATE	DATE RECEIVED

INCENTIVE STOCK OPTION AGREEMENT (this “Agreement”) by and between the undersigned (“Optionee”) and Roper Industries, Inc., a Delaware corporation, having a place of business at 2160 Satellite Boulevard, Suite 200, Duluth, Georgia 30097 (alone or collectively with its subsidiaries, the “Company”) with respect to Options granted under the Roper Industries, Inc. 2000 Incentive Plan, as amended (the “Plan”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Plan.

     1.        The Company hereby grants to Optionee as of the Grant Date indicated above and subject to the terms and conditions of this Agreement and of the Plan, Options to purchase from the Company the above-stated number of shares of Stock of the Company (the “Shares”), at the Exercise Price stated above. The terms and conditions of the Plan are incorporated herein and made a part hereof by this reference. In the event of any conflict or inconsistency between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall govern and control. To the extent any of the Incentive Stock Options granted hereunder cease to qualify as incentive stock options under Section 422 of the Code or any successor provision, they shall be deemed to be Non-Qualified Stock Options.

    2.        The Options will vest (become exercisable) in accordance with the following schedule:

(a)_____ Options in the aggregate may be exercised on or after ______; and (b)_____ Options in the aggregate may be exercised on or after ______.

provided that, in the event Optionee incurs a Termination of Employment prior to the Expiration Date by reason of or under any of the following circumstances, all such Options not already vested shall vest on the day immediately prior to the effective date of such Termination of Employment:

(i) Optionee’s death during his or her employment with the Company or any Subsidiary;
(ii)    Optionee’s Disability;
(iii) Optionee’s Retirement at or after age 55 after having completed 10 years of service with the Company or any Subsidiary.

    3.        The term of the Options will be for a period of seven (7) years, expiring at 5:00 p.m., Eastern Time, on the seventh anniversary of the Grant Date (the “Expiration Date”). To the extent not previously exercised, the Options will lapse prior to the Expiration Date upon the earliest to occur of the following circumstances:

        (a)    Three (3) months after Optionee’s Termination of Employment for any reason other than (i) for “cause” (as determined by the Chief Executive Officer or the Board of Directors of the Company), or (ii) by reason of Optionee’s death, Disability or Retirement.

        (b)    Three (3) months after Optionee’s Termination of Employment by reason of Retirement; provided, however, that to the extent any of the Options granted hereunder cease to qualify as incentive stock options under Section 422 of the Code or any successor provision, and are deemed to be Non-Qualified Stock Options, such Options will lapse Thirty-six (36) months after Optionee’s Termination of Employment by reason of Retirement.

        (c)    Twelve (12) months after Optionee’s Termination of Employment by reason of Disability.

        (d)    Twelve (12) months after the date of Optionee’s death, if Optionee dies while employed, or during the three-month period described in subsection (a) above or during the 12-month period described in subsection (c) above and before the Options otherwise lapse. Upon Optionee’s death, the Options may be exercised by Optionee’s beneficiary designated pursuant to the Plan.

        (e)    5:00 p.m., Eastern Time, on the 10th business day after the date of Optionee’s Termination of Employment for “cause” (as determined by the Chief Executive Officer or the Board of Directors of the Company).

TEAR OFF AND RETURN THIS RECEIPT TO YOUR SUPERVISOR

Acknowledgment and Receipt

GRANTED TO	NUMBER OF OPTIONS	SHARES PER OPTION	EXERCISE PRICE PER SHARE

	GRANT DATE	EXPIRATION DATE	DATE RECEIVED

I hereby acknowledge receipt of the Incentive Stock Option (“Option”) granted on the date shown above, which has been issued to me under the terms and conditions of the Roper Industries, Inc. 2000 Stock Incentive Plan (“Plan”). I further acknowledge receipt of a copy of the Plan and the related Prospectus and agree to conform to all of the terms and conditions of the Option and the Plan.

Signature __________________________________________ Date _________________

The Committee may, prior to the lapse of the Options under the circumstances described in paragraphs (a), (b), (c), (d) or (e) above, extend the time to exercise the Options as determined by the Committee in writing, but not beyond the Expiration Date. If the Options are so extended, then to the extent that they are exercised more than three months after the termination of Optionee’s employment other than by death or Disability, or more than one year after Optionee’s Disability, the Options will automatically become Non-Qualified Stock Options. If Optionee or his or her beneficiary exercises an Option after termination of employment, the Options may be exercised only with respect to the Shares that were otherwise vested on Optionee’s termination of employment.

    4.        Optionee may exercise Options by giving written notice to the Company, substantially in the form of Exhibit 1 hereto, of the number of Options to be exercised accompanied by (i) a check payable to the Company for the full Exercise Price of such Options, (ii) if and to the extent permitted by applicable law, shares of Stock of the Company (which may be conveyed by actual delivery of certificates or by attestation of ownership acceptable to the Company) that have been owned by such Optionee for at least six months prior to the exercise date and having a Fair Market Value as of the date of exercise equal to full Exercise Price of Options being exercised, or (iii) any combination of (i) and (ii) above. Alternatively, to the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws and any limitations as may be applied from time to time by the Committee (which need not be uniform), the Options may be exercised through a broker in a so-called “cashless exercise” whereby the broker sells the Option Shares on behalf of Optionee and delivers cash sales proceeds to the Company in payment of the exercise price. To the extent Options are exercised in a same-day sale as described in the preceding sentence, they shall cease to qualify as Incentive Stock Options and will automatically become Non-Qualified Stock Options. The date of actual receipt and execution by the Company of such notice of exercise shall be deemed the date of exercise of the Options. No fewer than 100 Options shall be exercised at one time, unless the total number of Options then exercisable is less than 100.

    5.        To facilitate the administration of the Plan, Optionee agrees that the certificates for the Shares to which he or she is entitled upon the exercise of the Options may be held in the custody of the Company for one year following the exercise date; provided, however, Optionee may request the Shares at any time prior to such one-year period, whereupon they shall be delivered to Optionee. Certificates for the Shares may be registered only in the name of Optionee or in his name and the names of others as joint tenants. In the event of a “disqualifying disposition” (as defined in the Code) of Shares acquired pursuant to exercise of the Options as result of which the Company incurs related income tax withholding obligations, Optionee agrees that the Company may require him or her to reimburse the Company for such amounts or to withhold such amounts from any other sums due or to become due Optionee from the Company. If any part of the Options fail to qualilfy as Incentive Stock Options, the Company or any affiliated employer has the authority and the right to deduct or withhold, or require Optionee to remit to the employer, an amount sufficient to satisfy federal, state, and local taxes (including Optionee’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the exercise of the Options. If shares of Stock are surrendered to the employer to satisfy withholding obligations in excess of the minimum withholding obligation, such shares must have been held by person exercising the Options as fully vested shares for at least six months. The withholding requirement may be satisfied, in whole or in part, at the election of the Secretary of the Company, by withholding from the Options Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Secretary establishes.

    6.        The Options granted hereunder are not transferable other than by will or the laws of descent and distribution, and the Options may be exercised during the lifetime of Optionee only by Optionee or by Optionee’s guardian or legal representative. Nothing herein is intended to or shall be construed as conferring upon or giving to any person other than Optionee and the Company any rights or benefits under or by reason of this Agreement. By accepting the Options, Optionee agrees to be bound by the terms and conditions of this Agreement.

    7.        Optionee may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of Optionee hereunder and to receive any distribution with respect to the Options upon Optionee’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights hereunder is subject to all terms and conditions of this Agreement and the Plan, and to any additional restrictions deemed necessary or appropriate by the Company. If no beneficiary has been designated or survives Optionee, the Options may be exercised by the legal representative of Optionee’s estate, and payment shall be made to Optionee’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by Optionee at any time provided the change or revocation is filed with the Company.

    8.        In its interpretation and effect, this Agreement shall be governed by the laws of the State of Delaware applicable to contracts executed and to be performed therein.

    9.        The Options do not confer to Optionee or Optionee’s beneficiary designated pursuant to Paragraph 7 any rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with the exercise of the Options. The Plan and any and all stock incentives granted thereunder are and will be offered in the sole discretion of the Company and there is no earned entitlement associated with this grant of the Options or the grant of any other stock incentives under the Plan. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate Optionee’s employment at any time, nor confer upon Optionee any right to continue in the employment of the Company or any Subsidiary.

ROPER INDUSTRIES, INC.
Brian D. Jellison President and CEO